EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR


                              Chisholm & Associates
                                 P.O. Box 540216
                          North Salt Lake, Utah  84054



We consent to the incorporation by reference in the registration statement of Powder River Basin Gas Corp., (the "Company") on Form S-8, of our report dated March 6, 2002, on our audit of the consolidated financial statements of the Company as of December 31 2001, and for each of the years in the two year period ended December 31, 2001, which report is included in the Company's Annual Report on Form 10-KSB.



/s/  Chisholm  &  Associates
North  Salt  Lake,  Utah
February  10,  2003